Exhibit 99.1

News Release

Contact:	Brian Wingard Treasurer (814) 765-9621

CNB FINANCIAL ANNOUNCES THIRD QUARTER DIVIDEND

CLEARFIELD, PENNSYLVANIA – August 9, 2016

The Board of Directors of CNB Financial Corporation [Nasdaq: CCNE] has announced the declaration of 16.5 cents per share quarterly dividend payable on September 15, 2016 to shareholders of record on September 1, 2016.

CNB Financial Corporation is a financial holding company with consolidated assets of approximately $2.5 billion that conducts business primarily through CNB Bank, CNB’s principal subsidiary. CNB Bank is a full-service bank engaging in a full range of banking activities and services, including trust and wealth management services, for individual, business, governmental, and institutional customers. CNB Bank operations include a private banking division, three loan production offices, 31 full-service offices in Pennsylvania and northeast Ohio, including ERIEBANK, a division of CNB Bank, and 9 full-service offices in central Ohio conducting business as FCBank, a division of CNB Bank.

For further information regarding the stock of CNB Financial Corporation, please call (814) 765-9621, CNB Bank Stock Transfer Department or contact any brokerage firm. The identifying symbol for this security is CCNE.

CNB Bank websites can be found at www.cnbbank.bank, www.eriebank.bank, and www.fcbank.bank.